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                                  Exhibit 99.1

                      Statement of Chief Executive Officer
         Pursuant to Section 1350 of Title 18 of the United States Code


Pursuant to Section 1350 of Title 18 of the United States Code, the undersigned, Michael T. Kennedy, the Chairman of the Board and Chief Executive Officer of Radnor Holdings Corporation (the "Company"), hereby certifies that:

         The Company's Form 10-Q Quarterly Report for the period ended June 28, 2002 (the "Report") fully complies with the requirements of Section 15(d) of the Securities Exchange Act of 1934; and

         The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


Dated: August 9, 2002                             /s/ Michael T. Kennedy
                                                  ------------------------------
                                                  Michael T. Kennedy
                                                  Chairman of the Board
                                                  Chief Executive Officer